                                                                    EXHIBIT 99.2



         Austin, Texas (April 1, 1998) ... TCC Industries, Inc. (NYSE:TEL) announced today that it had terminated discussions with an acquisition group that last week offered to acquire the business of one of its subsidiaries, Paladin Financial, Inc. The acquisition group, consisting of some members of Paladin's management, had expressed the view that TCC's business plan for the purchase and sale of conventional, uninsured mortgage loans known as 125 Loan to Value (125 LTV), was too conservative and wished to pursue a more aggressive program in the market as a stand-alone company. TCC reported that it would maintain and expand its original business plan (which involves the purchase, securitization and sale of traditional, Title I insured mortgages) and would acquire 125 LTV product only against a pre-arranged, profitable disposition. Lastly, TCC announced that a few members of the acquisition group are no longer employed by TCC.


CONTACT: Robert Thomajan, President
         Walter A. DeRoeck, Chairman
         512-708-5000


                                  *** E N D ***